As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Apogee Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	88-0588063
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

221 Crescent St., Building 17, Suite 102b

Waltham, MA 02453

(650) 394-5230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Henderson, M.D.

Chief Executive Officer

Apogee Therapeutics, Inc.

221 Crescent St., Building 17, Suite 102b

Waltham, MA 02453

(650) 394-5230

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Melanie E. Neary Gibson, Dunn & Crutcher LLP One Embarcadero, Suite 2600 San Francisco, CA 94111-3715 (415) 393-8373	Matthew Batters General Counsel and Secretary 221 Crescent St., Building 17, Suite 102b Waltham, MA 02453 (650) 394-5230	Divakar Gupta Charles S. Kim Kristin VanderPas Darah Protas Cooley LLP 55 Hudson Yards New York, NY 10001-2157 (212) 479-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-277664

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Apogee Therapeutics, Inc., a Delaware corporation (“Apogee”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-277664) (the “Registration Statement”) filed by Apogee with the SEC on March 5, 2024, which the SEC declared effective on March 7, 2024.

Apogee is filing this registration statement for the sole purpose of registering an additional $80,499,902 of shares of common stock, par value of $0.00001 per share, which includes additional shares of common stock that the underwriters have the option to purchase. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement (Registration No. 333-277664) filed on March 5, 2024).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 7th day of March, 2024.

Apogee Therapeutics, Inc.

By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates set forth opposite their names.

	Signature	Title	Date

	/s/ Michael Henderson, M.D.	Director and Chief Executive Officer	March 7, 2024
	Michael Henderson, M.D.	(principal executive officer)

	/s/ Jane Pritchett Henderson	Chief Financial Officer	March 7, 2024
	Jane Pritchett Henderson	(principal financial and accounting officer)

	*	Chair and Director	March 7, 2024
Mark C. McKenna

	*	Director	March 7, 2024
Peter Harwin

	*	Director	March 7, 2024
Jennifer Fox

	*	Director	March 7, 2024
Andrew Gottesdiener, M.D.

	*	Director	March 7, 2024
Tomas Kiselak

	*	Director	March 7, 2024
William Jones, Jr.

	*	Director	March 7, 2024
Nimish Shah

*By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D. Attorney-in-fact